UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported): November 29, 2016

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 18, 2016, Tahoe Stateline Venture, LLC, a California limited liability company ("TSV") that is wholly-owned by Owens Realty Mortgage, Inc. (the "Company"), entered into an Addendum ("Addendum 2") to the Land and Entitlement Purchase Agreement (the "Purchase Agreement") which has been assigned by Jianpin Pan, Kawana Holdings LLC to Tahoe Chateau Land Holdings, LLC, a California limited liability company (the "Buyer"). Pursuant to the Purchase Agreement, TSV has agreed to sell to Buyer the 8.0 acres of land and entitlements, including related parking and garage structures, owned by TSV in South Lake Tahoe, California, commonly known as The Chateau at the Village (the "Purchased Property") as further described in the original Purchase Agreement for a total of $42.5 million (the "Purchase Price"), which is net of a Seller Credit described below.  The Property to be sold does not include the existing retail buildings and improvements (the "Retained Property").

The closing  of the transaction (the "Closing") is subject to a number of conditions, and Addendum 2 amends the Purchase Agreement to provide that the Closing will occur on or about March 31, 2017 subject to  customary closing conditions and adds additional closing conditions including, among others, a requirement that the responsible agency for the City of South Lake Tahoe, California approve a final subdivision map that is recorded establishing the Purchased Property and the Retained Property as separate legal parcels (the "Final Subdivision Map"). If the Final Subdivision Map is not recorded by March 31, 2017, the Closing date will be extended up to 60 days to allow TSV additional time to record the map.  If, after such extension, the Final Subdivision Map is not recorded, but all other closing conditions are satisfied, Addendum 2 provides that the Closing will be held with respect to the overall property, including the Purchased Property and the Retained Property, with the Retained Property to be conveyed back to TSV upon recording the Final Subdivision Map. There can be no assurance if or when the sale of the Purchased Property will be consummated.

Addendum 2 acknowledges that Buyer has now paid $13,000,000 as a refundable deposit into escrow and that $3,000,000 of this deposit has been released out of escrow to pay certain Buyer expenses (the "Seller Credit"). Addendum 2 also provides that the additional $32.5 million of Purchase Price will be paid in cash at Closing.

The foregoing description of the original Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on September 27, 2016, and incorporated herein by reference.
Forward-Looking Statements
This Current Report (including information included or incorporated by reference herein) contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated: November 29, 2016                 By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer